UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 22, 2019

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced fourth quarter and full year 2018 results through December 31, 2018.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits:

99.1

Press release dated January 22, 2019, announcing fourth quarter and full year 2018 earnings through December 31, 2018.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: January 22, 2019

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2018

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2018 net income of $1,928,000, or $0.11 per diluted common share.  This earnings performance represented an increase of $2.9 million, or 294%, from the fourth quarter of 2017 when the Company reported a net loss of $995,000, or ($0.05) per diluted common share.  For the year ended December 31, 2018, the Company reported net income of $7,768,000, or $0.43 per diluted common share.  This represents 139% growth in earnings per share from the full year of 2017 where net income totaled $3,293,000, or $0.18 per diluted common share.  The Company’s return on average equity improved to 8.08% for the 2018 year from 3.42% in 2017.  As previously disclosed, the Company’s fourth quarter 2017 performance was impacted by an income tax charge of $2.6 million related to corporate income tax reform which necessitated the revaluation of the Company’s deferred tax asset because of the new lower corporate tax rate.  This additional income tax expense negatively impacted diluted earnings per share by $0.14 for both the fourth quarter and full year of 2017.  The following table highlights the Company's financial performance for both the three and twelve month periods ended December 31, 2018 and 2017:

	Fourth Quarter 2018	Fourth Quarter 2017	Year Ended December 31, 2018	Year Ended December 31, 2017

Net income (loss)	$1,928,000	($995,000)	$7,768,000	$3,293,000
Diluted earnings per share	$0.11	($0.05)	$0.43	$0.18

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2018 financial results: "AmeriServ Financial achieved record earnings in 2018 while making strategic investments in our franchise that position us well in the rapidly changing financial services industry.  The fourth quarter 2018 opening of a new financial banking center in Hagerstown, Maryland allows us to build upon the success of our Hagerstown commercial loan production office and now offer a full slate of banking products and wealth management services in this demographically attractive and growing market.  We continued to improve our technology platform in 2018 with the introduction of new business and consumer internet banking packages.  Finally, we made meaningful progress in improving the earnings power of the company by reporting full year earnings per share of $0.43, increasing tangible book value per share by 6.3% during 2018 and returning almost 48% of net income to our shareholders through accretive common stock buybacks and an increased cash dividend."

The Company's net interest income in the fourth quarter of 2018 decreased by $225,000, or 2.5%, from the prior year's fourth quarter and for the full year of 2018 decreased by $67,000, or 0.2%, when compared to the full year of 2017.  The Company's net interest margin was 3.22% for the fourth quarter and 3.31% for the full year of 2018 representing a decrease of 9 basis points from the prior year's fourth quarter and a 1 basis point decline from the full year of 2017.  The decrease in net interest income in both time periods resulted from a reduced level of total earning assets as lower total loans more than offset an increased level of total investment securities.  Total average earning assets decreased modestly by $2.5 million, or 0.2%, in the fourth quarter and $1.4 million, or 0.1%, for the full year.  This combined with the upward repricing of interest bearing liabilities, as well as a higher level of average interest bearing liabilities in both time periods, resulted in net interest income decreasing.

Total investment securities increased in both time periods.  Total investment securities averaged $193 million in the fourth quarter of 2018 which is $18.8 million, or 10.8%, higher than the $175 million average for the fourth quarter of 2017.  Investment securities also averaged $185 million for the full year which is $11.9 million, or 6.9%, higher than the full year 2017 average.   The growth in the investment securities portfolio is the result of management taking advantage of the higher interest rate environment in 2018 to purchase additional securities.  Purchases in 2018 primarily focused on federal agency mortgage backed securities due to the ongoing liquid cash flow that these securities provide.  Also, management continued its portfolio diversification strategy through purchases of high quality corporate and taxable municipal securities.  As a result, interest income on investments increased between the fourth quarter of 2018 and the fourth quarter of 2017 by $305,000, or 22.7%, and increased for the full year of 2018 from 2017 by $927,000, or 18.0%.

In regards to the loan portfolio, total loans averaged $873 million in the fourth quarter of 2018 which is $19.9 million, or 2.2%, lower than the $893 million average for the fourth quarter of 2017.  Total loans averaged $882 million for the full year of 2018 which is $12.1 million, or 1.4%, lower than the 2017 full year average.  Overall, total loan originations were consistent with the prior year’s level.  However, loan payoffs exceeded what we experienced in 2017 and also exceeded loan originations in 2018, resulting in a net reduction to the loan portfolio.  Even though total average loans decreased since last year, loan interest income increased by $450,000, or 4.5%, between the fourth quarter of 2018 and the fourth quarter of 2017 and also increased by $1.8 million, or 4.6%, for the full year of 2018 when compared to 2017.  The higher loan interest income reflects new loans originating at higher yields as well as the upward repricing of certain loans tied to LIBOR or the prime rate as both of these indices have moved up with the Federal Reserve’s program to increase the target federal funds interest rate. Overall, total interest income increased by $2.7 million, or 6.2%, for the full year of 2018.

Total interest expense for the fourth quarter of 2018 increased by $980,000, or 41.4%, and increased by $2.8 million, or 31.9%, for the full year of 2018 when compared to 2017, due to higher levels of both deposit and borrowing interest expense.  Deposit interest expense in 2018 was higher by $828,000 for the fourth quarter and $2.2 million for the full year which reflects certain indexed money market accounts repricing upward after the Federal Reserve interest rate increases.  The higher national interest rate environment in 2018 has resulted in increasing market competitive pressure to retain existing deposit customers and attract new customer deposits.  Additionally, there has been customer movement of some funds out of lower yielding money market accounts into higher yielding certificates of deposits.  The runoff of money market deposits has more than offset the growth of term deposit products and resulted in a decrease in the balance of total deposits in 2018.  Specifically, total deposits averaged $960 million for the full year of 2018 which was $16.7 million, or 1.7%, lower than the $976 million average for the full year of 2017.  Overall, the Company's loan to deposit ratio averaged 90.4% in the fourth quarter of 2018 which we believe indicates that the Company has ample capacity to grow its loan portfolio.  The Company experienced a $617,000, or 24.3%, increase in the interest cost for borrowings in the full year of 2018 due to a higher average balance of total borrowed funds and the immediate impact that the increases in the federal funds rate had on the cost of overnight borrowed funds.  The 2018 total full year average of FHLB borrowed funds was $78.1 million and increased by $15.5 million, or 24.7%, due to the decrease in total average deposits.

The Company recorded a $700,000 negative provision for loan losses in the fourth quarter of 2018 as compared to a $50,000 provision recorded in the fourth quarter of 2017.  For the full year 2018, the Company recorded a negative loan loss provision of $600,000 compared to an $800,000 provision expense for the 2017 year.  The negative 2018 provision reflects our overall strong asset quality, reduced loan portfolio balance and the successful workout of several criticized loans which resulted in the release of reserves after two criticized loans that had balances totaling in excess of $11 million fully paid off during the third and fourth quarters of 2018.  For the full year, the Company experienced net loan charge-offs of $943,000, or 0.11% of total loans, in 2018 compared to net loan charge-offs of $518,000, or 0.06% of total loans, in 2017.  The higher 2018 net loan charge-offs reflect the final workout of several non-performing loans on which reserves had previously been established.  Overall, the Company continued to maintain outstanding asset quality as its nonperforming assets totaled $1.4 million, or only 0.16% of total loans, at December 31, 2018.  In summary, the allowance for loan losses provided 629% coverage of non-performing assets, and 1.00% of total loans, at December 31, 2018, compared to 337% coverage of non-performing assets, and 1.14% of total loans, at December 31, 2017.

Total non-interest income in the fourth quarter of 2018 decreased by $377,000, or 10.2%, from the prior year's fourth quarter, and for the full year decreased by $421,000, or 2.9%, when compared to 2017.  The most significant factor contributing to the negative variance in both time periods is a net unfavorable change in investment security sales activity by $291,000 in the fourth quarter of 2018 and by $554,000 for the full year.  There was no security sale activity in the fourth quarter of 2017 and a $115,000 net gain was recognized for the full year of 2017.  The net loss in both time periods of 2018 resulted from the Company selling certain low yielding securities and reinvesting in securities with higher current market coupon rates.  The result of these transactions positions the Company for an increased future return from the investment securities portfolio.  Also contributing to the unfavorable non-interest income variance in the fourth quarter 2018 was lower revenue from deposit service charges by $59,000 as well as reduced income from mortgage related fees and residential mortgage loan sales into the secondary market by a combined $93,000 as a result of reduced residential mortgage production and refinance activity during 2018.  The reduced revenue more than offset a greater level of other income by $58,000 due to increased letter of credit fees.  For full year of 2018, in addition to the unfavorable change in net security sales activity, revenue from bank owned life insurance (BOLI) was lower by $201,000 after the Company received a death claim in 2017 and there was no such claim this year.  Also, net gains from residential mortgage loan sales and mortgage related fees declined by a combined $279,000 and deposit services charges were $161,000 lower due to reduced overdraft fees.  Positive comparisons for the full year time period included a $489,000, or 5.3%, increase in wealth management fees as the Company benefitted from increased market values for assets under management during 2018.  Wealth management continues to be an important strategic focus of the Company as it is the largest component of non-interest revenue.  Non-interest revenue comprises over 29% of the Company’s total revenue.  Also, an increase in other income by $285,000 results from a $156,000 gain realized on the sale of certain equity securities that the Company owned from a previous acquisition as well as higher interchange income, revenue from business services and letter of credit fees.

The Company's total non-interest expense in the fourth quarter of 2018 increased by $142,000, or 1.4%, when compared to the fourth quarter of 2017, and for the full year of 2018 increased by $170,000, or 0.4%.  The Company demonstrated good expense control during 2018 as indicated by the small percentage increase in both time periods in relation to last year.  The increase in both time periods resulted from higher salaries & employee benefits expense as well as increased other expenses, both of which more than offset lower occupancy & equipment costs and reduced FDIC deposit insurance expense.  For the fourth quarter of 2018, the increased salaries & employee benefits expense resulted primarily from 4 additional employees hired for our new Hagerstown, Maryland financial banking center.  While we do operate a loan production office in Hagerstown, the opening of this financial center is AmeriServ Financial, Inc.’s first move to establish a full service banking center outside of Pennsylvania.  This strategic investment better positions the Company for future growth in a more demographically attractive market.  For the full year of 2018, in combination with the additional hiring that took place during the fourth quarter, the higher level of salaries & employee benefits expense resulted from annual salary merit increases and additional incentives paid primarily within our Wealth Management operation due to the increased level of fee income mentioned previously.  The higher level of other expenses during the fourth quarter was due largely to additional costs related to the redesign of our improved Company website and $47,000 of additional expense for fraudulent debit card usage.  The reduction to occupancy and equipment expenses in both time periods was primarily attributable to the Company’s ongoing efforts to carefully manage and contain non-interest expense.  Specifically, a branch office closure in Cambria County along with a branch consolidation in the State College market resulted in reduced rent expense and other occupancy related costs.

The Company recognized income tax expense for the 2018 year of $1.6 million, or a 17.2% effective tax rate, compared to income tax expense of $5.3 million, or a 61.9% effective tax rate, in 2017.  The lower effective tax rate and income tax expense in 2018 reflects the benefits of corporate tax reform as a result of the enactment of the “Tax Cuts and Jobs Act” late in the fourth quarter of 2017, which lowered the corporate income tax rate from 34% to 21%.  Also, because of the enactment of this new tax law, the Company was able to achieve a greater income tax benefit in the third quarter by making a one-time additional contribution to the defined benefit pension plan which was fully described in the third quarter 2018 earnings announcement.  This one-time additional income tax benefit is the reason that the 17.2% effective income tax rate for 2018 is lower than our more typical 20% effective income tax rate that was recognized in three out of the four quarters in 2018.  Finally, the higher income tax expense in 2017 also resulted from an additional income tax charge of $2.6 million recorded in the fourth quarter of 2017 as corporate income tax reform necessitated the revaluation of the Company’s deferred tax asset because of the new lower corporate tax rate.

The Company had total assets of $1.16 billion, shareholders' equity of $98 million, a book value of $5.56 per common share and a tangible book value of $4.88 per common share at December 31, 2018.  In accordance with the common stock buyback program announced on July 17, 2018, the Company returned $1.9 million of capital to its shareholders through the repurchase of 427,689 shares of its common stock in the second half of 2018.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission. Actual results may differ materially.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2018

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2018

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,767	$1,744	$2,329	$1,928	$7,768

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.62%	0.60%	0.79%	0.66%	0.67%
Return on average equity	7.55	7.30	9.54	7.89	8.08
Net interest margin	3.29	3.28	3.31	3.22	3.31
Net charge-offs as a percentage of average loans	0.15	0.21	0.04	0.03	0.11
Loan loss provision (credit) as a percentage of average loans	0.02	0.02	0.00	(0.32)	(0.07)
Efficiency ratio	81.69	82.19	79.64	85.84	82.30

PER COMMON SHARE:
Net income:
Basic	$0.10	$0.10	$0.13	$0.11	$0.43
Average number of common shares outstanding	18,079	18,038	17,924	17,697	17,933
Diluted	0.10	0.10	0.13	0.11	0.43
Average number of common shares outstanding	18,181	18,140	18,036	17,801	18,037
Cash dividends declared	$0.015	$0.020	$0.020	$0.020	$0.075

2017

	1QTR	2QTR	3QTR	4QTR**	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$1,348	$1,389	$1,551	$(995)	$3,293

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.47%	0.48%	0.53%	(0.34)%	0.28%
Return on average equity	5.74	5.81	6.37	(4.07)	3.42
Net interest margin	3.27	3.27	3.28	3.31	3.32
Net charge-offs as a percentage of average loans	0.04	0.01	0.11	0.08	0.06
Loan loss provision as a percentage of average loans	0.10	0.14	0.09	0.02	0.09
Efficiency ratio	82.04	81.47	80.42	80.63	81.13

PER COMMON SHARE:
Net income (loss):
Basic	$0.07	$0.07	$0.08	$(0.05)	$0.18
Average number of common shares outstanding	18,814	18,580	18,380	18,226	18,498
Diluted	0.07	0.07	0.08	(0.05)	0.18
Average number of common shares outstanding	18,922	18,699	18,481	18,337	18,600
Cash dividends declared	$0.015	$0.015	$0.015	$0.015	$0.060

** - The fourth quarter 2017 results were impacted by a $2.6 million increase of tax expense because of the new tax law that caused the revaluation of the Company’s deferred tax assets from 34% to 21%.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2018

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,151,160	$1,180,510	$1,168,806	$1,160,680
Short-term investments/overnight funds	7,796	8,050	7,428	6,924
Investment securities	171,053	174,771	177,426	187,491
Loans and loans held for sale	875,716	895,162	884,374	863,129
Allowance for loan losses	9,932	9,521	9,439	8,671
Goodwill	11,944	11,944	11,944	11,944
Deposits	944,206	928,176	944,213	949,171
FHLB borrowings	82,864	126,901	103,799	87,750
Subordinated debt, net	7,470	7,476	7,482	7,488
Shareholders’ equity	95,810	96,883	97,179	97,977
Non-performing assets	2,157	1,160	1,067	1,378
Tangible common equity ratio	7.36%	7.27%	7.37%	7.49%
Total capital (to risk weighted assets) ratio	13.45	13.01	13.13	13.53
PER COMMON SHARE:
Book value	$5.31	$5.37	$5.47	$5.56
Tangible book value	4.65	4.71	4.80	4.88
Market value	4.00	4.10	4.30	4.03
Wealth management assets – fair market value (A)	$2,175,538	$2,201,565	$2,258,108	$2,106,172

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	304	295	296	303
Branch locations	15	15	15	16
Common shares outstanding	18,033,401	18,044,692	17,767,313	17,619,303

2017

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,172,127	$1,171,962	$1,170,916	$1,167,655
Short-term investments/overnight funds	8,320	8,389	8,408	7,954
Investment securities	165,781	168,367	168,443	167,890
Loans and loans held for sale	899,456	897,876	897,990	892,758
Allowance for loan losses	10,080	10,391	10,346	10,214
Goodwill	11,944	11,944	11,944	11,944
Deposits	964,776	956,375	966,921	947,945
FHLB borrowings	79,718	87,143	77,635	95,313
Subordinated debt, net	7,447	7,453	7,459	7,465
Shareholders’ equity	95,604	96,277	97,110	95,102
Non-performing assets	1,488	2,362	5,372	3,034
Tangible common equity ratio	7.21%	7.27%	7.35%	7.20%
Total capital (to risk weighted assets) ratio	13.03	13.13	13.08	13.21
PER COMMON SHARE:
Book value	$5.12	$5.21	$5.31	$5.25
Tangible book value	4.48	4.57	4.66	4.59
Market value	3.75	4.15	4.00	4.15
Wealth management assets – fair market value (A)	$2,025,304	$2,070,212	$2,119,371	$2,186,393

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	307	308	307	302
Branch locations	16	16	16	15
Common shares outstanding	18,666,520	18,461,628	18,281,224	18,128,247

NOTES:

(A)

Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2018

	1QTR	2QTR	3QTR	4QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$9,818	$10,125	$10,607	$10,478	$41,028
Interest on investments	1,399	1,478	1,542	1,647	6,066
Total Interest Income	11,217	11,603	12,149	12,125	47,094

INTEREST EXPENSE
Deposits	1,781	1,973	2,164	2,525	8,443
All borrowings	688	772	876	821	3,157
Total Interest Expense	2,469	2,745	3,040	3,346	11,600

NET INTEREST INCOME	8,748	8,858	9,109	8,779	35,494
Provision (credit) for loan losses	50	50	0	(700)	(600)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,698	8,808	9,109	9,479	36,094

NON-INTEREST INCOME
Wealth management fees	2,426	2,447	2,359	2,427	9,659
Service charges on deposit accounts	383	357	326	354	1,420
Net realized gains on loans held for sale	98	119	176	96	489
Mortgage related fees	39	72	54	31	196
Net realized gains (losses) on investment securities	(148)	0	0	(291)	(439)
Bank owned life insurance	132	133	135	136	536
Other income	705	553	536	569	2,363
Total Non-Interest Income	3,635	3,681	3,586	3,322	14,224

NON-INTEREST EXPENSE
Salaries and employee benefits	6,093	6,218	5,815	6,232	24,358
Net occupancy expense	670	611	585	596	2,462
Equipment expense	391	378	335	360	1,464
Professional fees	1,184	1,252	1,321	1,282	5,039
FDIC deposit insurance expense	162	155	140	100	557
Other expenses	1,620	1,696	1,918	1,822	7,056
Total Non-Interest Expense	10,120	10,310	10,114	10,392	40,936

PRETAX INCOME	2,213	2,179	2,581	2,409	9,382
Income tax expense	446	435	252	481	1,614
NET INCOME	$1,767	$1,744	$2,329	$1,928	$7,768

                                                                                                            2017

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,556	$9,778	$9,855	$10,028	$39,217
Interest on investments	1,192	1,273	1,332	1,342	5,139
Total Interest Income	10,748	11,051	11,187	11,370	44,356

INTEREST EXPENSE
Deposits	1,436	1,504	1,618	1,697	6,255
All borrowings	591	648	632	669	2,540
Total Interest Expense	2,027	2,152	2,250	2,366	8,795

NET INTEREST INCOME	8,721	8,899	8,937	9,004	35,561
Provision for loan losses	225	325	200	50	800
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,496	8,574	8,737	8,954	34,761

NON-INTEREST INCOME
Wealth management fees	2,310	2,240	2,208	2,412	9,170
Service charges on deposit accounts	374	385	409	413	1,581
Net realized gains on loans held for sale	114	186	217	162	679
Mortgage related fees	75	83	69	58	285
Net realized gains on investment securities	27	32	56	0	115
Bank owned life insurance	141	310	143	143	737
Other income	521	519	527	511	2,078
Total Non-Interest Income	3,562	3,755	3,629	3,699	14,645

NON-INTEREST EXPENSE
Salaries and employee benefits	5,948	5,917	5,943	6,112	23,920
Net occupancy expense	674	639	634	653	2,600
Equipment expense	419	434	343	389	1,585
Professional fees	1,200	1,415	1,213	1,230	5,058
FDIC deposit insurance expense	160	152	156	160	628
Other expenses	1,684	1,760	1,825	1,706	6,975
Total Non-Interest Expense	10,085	10,317	10,114	10,250	40,766

PRETAX INCOME	1,973	2,012	2,252	2,403	8,640
Income tax expense	625	623	701	3,398	5,347
NET INCOME (LOSS)	$1,348	$1,389	$1,551	$(995)	$3,293

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data

(Dollars in thousands)

(Unaudited)

2018

2017

	4QTR	TWELVE MONTHS	4QTR	TWELVE MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$873,206	$881,767	$893,134	$893,849
Short-term investment in money market funds	6,488	6,725	7,839	7,996
Deposits with banks	1,020	1,023	1,025	1,028
Total investment securities	193,315	184,550	174,507	172,615
Total interest earning assets	1,074,029	1,074,065	1,076,505	1,075,488

Non-interest earning assets:
Cash and due from banks	24,476	23,067	22,931	22,393
Premises and equipment	12,667	12,480	12,806	12,273
Other assets	61,514	62,040	66,352	67,169
Allowance for loan losses	(9,540)	(9,866)	(10,430)	(10,241)

Total assets	$1,163,146	$1,161,786	$1,168,164	$1,167,082

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$161,101	$138,572	$128,589	$129,589
Savings	96,806	98,035	96,064	97,405
Money market	244,827	249,618	271,672	275,636
Other time	307,414	299,391	294,099	291,475
Total interest bearing deposits	810,148	785,616	790,424	794,105
Borrowings:
Federal funds purchased and other short-term borrowings	29,615	33,126	21,719	16,972
Advances from Federal Home Loan Bank	45,241	44,974	45,273	45,657
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Total interest bearing liabilities	905,739	884,451	878,151	877,469

Non-interest bearing liabilities:
Demand deposits	156,262	174,108	183,430	182,301
Other liabilities	4,209	7,077	9,591	11,119
Shareholders’ equity	96,936	96,150	96,992	96,193
Total liabilities and shareholders’ equity	$1,163,146	$1,161,786	$1,168,164	$1,167,082